SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 4, 2006

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                    001-16533                  63-1261433
(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)


  100 Brookwood Place, Birmingham, Alabama                       35209
  (Address of Principal Executive Office )                     (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 1.01. Entry into a Material Definitive Agreement

     See Item 2.01 for a discussion of modifcations to documents governing the employment of Mr. Lynn Kalinowski. Reference is made to Exhibits 2.2 and 2.3 to this Current Report on Form 8-K and is incorporated in this Item by reference.


Item 2.01. Completion of Acquisition or Disposition of Assets.

     On January 4, 2006, ProAssurance completed the sale of MEEMIC Insurance Company ("MEEMIC") and MEEMIC Insurance Services Corporation (together with MEEMIC, the "Companies") to Motors Insurance Company, a wholly-owned subsidiary of GMAC Insurance Holdings, Inc. (the "Buyer"). The transaction is worth $400 million to ProAssurance, before transaction expenses. Approximately $325 million was paid by the Buyer at closing and approximately $75 million was retained in MEEMIC's parent company, MEEMIC Holdings, Inc., which remains a part of ProAssurance and was renamed MEMH Holdings, Inc. as part of the transaction. Substantially all of the assets retained at MEMH Holdings are cash and investment securities.

     MEMH Holdings is owned by ProNational Insurance Company ("ProNational"), one of ProAssurance's operating subsidiaries, and all proceeds from the sale will be distributed over time to ProNational. Proceeds not needed at ProNational will then be distriubuted to ProAssurance, subject to regulatory approval.

     The sale was completed under the terms of a Stock Purchase Agreement dated as of November 4, 2005. The Stock Purchase Agreement was filed as Exhibit 2.1 to ProAssurance's Current Report on Form 8K dated November 4, 2005, and is incorporated by reference in this Item and in this filing as Exhibit 2.1.

     The effective date of the transaction is January 1, 2006. MEEMIC will be accounted for as discontinued operations when ProAssurance reports 2005 results.

     In connection with the successful completion of the transaction, ProAssurance paid Lynn M. Kalinowski, as president of both of the Companies, a success fee pursuant to a Letter Agreement between ProAssurance and Lynn Kalinowski, dated November 4, 2005. The Letter Agreement was filed as Exhibit
10.1 to ProAssurance's Current Report on Form 8K dated November 4, 2005, and is incorporated by reference in this Item and in this filing as Exhibit 2.2. The Letter Agreement was modified at the closing to terminate Mr. Kalinwoski's severance agreement, thus allowing him to receive an accelerated payment of the success fee. A copy of the revised agreement is filed as Exhibit 2.3 to this filing and is incorporated in this Item by reference.

     For further information, reference is made to the news release dated January 4, 2006 which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As a result of the closing of the transaction, Mr. Kalinowski is no longer an employee of ProAssurance, although he remains employed by the Companies. Reference is made to Exhibits 2.2 and 2.3 to this Current Report on Form 8-K and is incorporated in this Item by reference.

Item 7.01. Regulation FD Disclosure

     On January 4, 2006, ProAssurance completed the sale of the Companies to Buyer. A copy of the news release announcing the completion of the transaction, is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item by reference.

Item 9.01. Financial Statements and Exhibits.

(a)  Pro Forma Financial Information.

     The following unaudited pro forma condensed combined financial statements give effect to the sale and include Pro Forma adjustments which are described in the notes to these statements.

     The unaudited pro forma condensed combined balance sheet presents the financial position of ProAssurance as of September 30, 2005, assuming that the sale had occurred as of that date. Such pro forma information is based on the historical balance sheet of ProAssurance at September 30, 2005.

     The unaudited pro forma condensed combined statements of income reflect the historical results of continuing operations for ProAssurance for the periods presented. As required by Rule 11-02 of Regulation S-X, the unaudited pro forma condensed combined statements of income have been prepared assuming that the sale occurred as of the beginning of the period presented.

     ProAssurance believes that the assumptions used in preparing the unaudited pro forma financial statements provide a reasonable basis for presenting all of the significant effects of the sale and that the pro forma adjustments give effect to those assumptions in the unaudited pro forma condensed combined financial statements. The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or financial position which would have been achieved had this transaction been completed as of the date indicated, nor is it necessarily indicative of ProAssurance's future results of operations or financial position.

     The unaudited pro form condensed combined financial statements should be read in conjunction with the historical financial statements of ProAssurance, including the related notes thereto.

                            ProAssurance Corporation
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 (in thousands)
                      Nine months ended September 30, 2005


                                                       ProAssurance         MEEMIC         Pro Forma
                                                        Historical         Companies      Adjustments       Pro Forma
                                                     --------------------------------------------------------------------
Assets
Investments:
   Fixed maturities available for sale, at fair value   $ 2,613,232      $ (300,199)   A   $   25,000   B  $ 2,338,033
   Equity securities available for sale, at fair value       19,385          (6,138)   A                        13,247
   Equity securities, trading portfolio, at fair value        4,824                                              4,824
   Real estate, net                                          25,383          (8,548)   A                        16,835
   Short-term investments                                   150,404                                            150,404
   Business owned life insurance                             55,856                                             55,856
   Other                                                     46,142                                             46,142
                                                     --------------------------------------------------------------------
Total investments                                         2,915,226        (314,885)           25,000        2,625,341
Cash and cash equivalents                                    30,137         (12,660)   A      309,448   C      326,925
Premiums and accounts receivable, net                       128,815         (16,030)   A                       112,785
Receivable from reinsurers on unpaid losses and loss
   adjustment expenses                                      465,333        (141,792)   A                       323,541
Prepaid reinsurance premiums                                 19,629                                             19,629
Deferred taxes                                              114,041         (11,527)   A                       102,514
Other assets                                                159,907         (32,964)   A                       126,943
                                                     --------------------------------------------------------------------

Total assets                                            $ 3,833,088      $ (529,858)       $  334,448      $ 3,637,678
                                                     ====================================================================

Liabilities and Stockholders' Equity
Liabilities:
   Policy liabilities and accruals:
      Reserve for losses and loss adjustment
      expenses                                          $ 2,394,631      $ (219,001)   A                   $ 2,175,630
      Unearned premiums                                     353,291         (67,932)   A                       285,359
      Reinsurance premiums payable                           77,148            (460)   A                        76,688
                                                     --------------------------------------------------------------------
   Total policy liabilities                               2,825,070        (287,393)                         2,537,677
   Other liabilities                                        102,380         (19,219)                            83,161
   Long-term debt                                           167,166                                            167,166
                                                     --------------------------------------------------------------------
Total liabilities                                         3,094,616        (306,612)                         2,788,004

Commitments and Contingencies

Stockholders' equity:
   Common stock                                                 312                                                312
   Additional paid-in capital                               387,163                                            387,163
   Accumulated other comprehensive (loss) income               (114)         (1,252)   D                        (1,366)
   Retained earnings                                        351,167                           112,454   E      463,621
                                                     --------------------------------------------------------------------
                                                            738,528          (1,252)          112,454          849,730
   Less treasury stock, at cost                                 (56)                                               (56)
                                                     --------------------------------------------------------------------
Total stockholders' equity                                  738,472          (1,252)          112,454          849,674
                                                     --------------------------------------------------------------------
Total liabilities and stockholders' equity              $ 3,833,088      $ (307,864)       $  112,454      $ 3,637,678
                                                     ====================================================================


                            ProAssurance Corporation
           Unaudited Pro Forma Condensed Consolidated Income Statement
                      Nine months ended September 30, 2005
                      (in thousands except per share data)


                                                                          MEEMIC
                                                      ProAssurance       Companies
                                                       Historical           (F)             Pro Forma
                                                     ---------------------------------------------------
Revenues:
     Net premiums earned                                $  536,639     $     (141,082)      $  395,557
     Net investment income                                  79,646             (9,337)          70,309
     Net realized investment gains (losses)                  1,761               (446)           1,315
     Other income                                            4,612             (1,925)           2,687
                                                     ---------------------------------------------------
Total revenues                                             622,658           (152,790)         469,868

Expenses:
     Net losses and loss
         Adjustment expenses                               412,931            (81,458)         331,473
     Underwriting, acquisition
         and insurance expenses                             94,021            (33,430)          60,591
     Interest expense                                        6,457                               6,457
                                                     ---------------------------------------------------
Total expenses                                             513,409           (114,888)         398,521
                                                     ---------------------------------------------------

Income from continuing operations before
     income taxes                                          109,249            (37,902)          71,347

Income taxes                                                30,465            (12,242)          18,223
                                                     ---------------------------------------------------

Income from continuing operations                       $   78,784     $      (25,660)      $   53,124
                                                     ===================================================

Earnings per share--from continuing operations:
     Basic                                                    2.65                               1.79
                                                     ================                     ==============
     Diluted                                                  2.49                               1.70
                                                     ================                     ==============

Weighted average shares outstanding:
     Basic                                                  29,700                             29,700
                                                     ================                     ==============
     Diluted                                                32,546                             32,546
                                                     ================                     ==============


                            ProAssurance Corporation
           Unaudited Pro Forma Condensed Consolidated Income Statement
                          Year ended December 31, 2004
                      (in thousands except per share data)


                                                                    MEEMIC
                                                 ProAssurance     Companies
                                                  Historical         (F)              Pro Forma
                                                ---------------------------------------------------
Revenues:
      Net premiums earned                          $  696,020      $ (183,365)         $  512,655
      Net investment income                            87,225         (10,879)             76,346
      Net realized investment gains (losses)            7,609             (37)              7,572
      Other income                                      3,699          (2,358)              1,341
                                                ---------------------------------------------------
Total revenues                                        794,553        (196,639)            597,914

Expenses:
      Net losses and loss
           adjustment expenses                        572,881        (112,444)            460,437
      Underwriting, acquisition
          and insurance expenses                      117,689         (40,548)             77,141
      Interest expense                                  6,515                               6,515
                                                ---------------------------------------------------
Total expenses                                        697,085        (152,992)            544,093
                                                ---------------------------------------------------

Income from continuing operations before
      income taxes                                     97,468         (43,647)             53,821

Income taxes                                           24,657         (13,879)             10,778
                                                ---------------------------------------------------

Income from continuing operations                  $   72,811      $  (29,768)         $   43,043
                                                ===================================================



Earnings per share--from continuing operations:
      Basic                                              2.50                                1.48
                                                ================                    ===============
      Diluted                                            2.37                                1.44
                                                ================                    ===============

Weighted average shares outstanding:
      Basic                                            29,164                              29,164
                                                ================                    ===============
      Diluted                                          31,984                              31,984
                                                ================                    ===============


Note 1 - Basis of Presentation

The unaudited pro forma balance sheet presents the financial position of ProAssurance as of September 30, 2005 assuming that the transaction occurred as of that date. Such pro forma information is based on the historical balance sheet of ProAssurance as of September 30, 2005 adjusted for the expected effects of the sale.

The unaudited pro forma condensed combined statements of income reflect the historical results of continuing operations for ProAssurance for the periods presented. As required by Rule 11-02 of Regulation S-X, the unaudited pro forma condensed combined statements of income have been prepared assuming that the sale occurred as of the beginning of the period presented. However, the pro forma adjustments do not presume any increase in investment earnings due to investment of cash proceeds from the sale.

The following is a summary of the estimated results of the sales transaction.

   Proceeds from sale:
      Fixed maturity securities                               $      25,000
      Cash                                                          375,000
                                                            ------------------
                                                                    400,000
   Less:
        Expenses of sale, principally professional fees               5,000
                                                            ------------------
        Net before-tax proceeds from sale                           395,000

   Less:
        Carrying value of net assets sold                           221,994
                                                            ------------------

   Estimated before-tax gain on sale                                173,006
   Estimated tax effect of  transaction                             (60,552)
                                                            ------------------

   Estimated after-tax gain on sale                           $     112,454
                                                            ==================



Note 2--Pro Forma Adjustments

A) Reflects reduction for amounts related to MEEMIC that were included in the ProAssurance historical balance sheet.

B) Reflects the portion of the proceeds received in the form of fixed maturity securities, at fair value.

C) Reflects net proceeds from sale less the expected tax effect of the transaction and proceeds received in the form of fixed maturity securities as described in B, above.

D) Reflects reversal of accumulated other comprehensive income recognized related to investment securities held by MEEMIC.

E) Reflects the expected after-tax gain on the sale, the calculation of which is presented in Note 1.

F) Reflects reduction for MEEMIC operating results included in ProAssurance's historical income statements for the periods shown.

(b)  Exhibits



     Exhibit No.                           Description

        2.1 Stock Purchase Agreement dated as of November 4, 2005, among Motors Insurance Corporation, MEEMIC Insurance Services Corporation, MEEMIC Holdings, Inc. and ProAssurance Corporation (without Exhibits & Schedules). Incorporated by Reference.

        2.2 Letter Agreement between ProAssurance and Lynn Kalinowski, dated November 4, 2005. Incorporated by Reference.

        2.3 Cross Receipt and Release Agreement between ProAssurance, MEEMIC Holdings, Inc. and Lynn Kalinowski, dated January 4, 2006.

       99.1 News release announcing the completion of the sale of the Companies, released on January 4, 2006. We are furnishing this exhibit in accordance with Item 7.01 of Form 8-K.


     On December 8, 2005, ProAssurance Corporation ("ProAssurance") announced that it entered into a definitive agreement that provides for Physicians Insurance Company of Wisconsin ("PIC Wisconsin") to be merged into ProAssurance in a proposed all-stock transaction. This report is also being filed as a Rule 425 prospectus with respect to this proposed transaction.

     ProAssurance will file with the SEC a registration statement and a proxy statement-prospectus and other relevant documents concerning the proposed transaction with PIC Wisconsin. Shareholders of PIC Wisconsin are urged to read the registration statement and the proxy statement-prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information. You will be able to obtain a free copy of the proxy statement-prospectus, as well as other filings containing information about ProAssurance and PIC Wisconsin, at the SEC's internet site (http://www.sec.gov). Copies of the proxy statement-prospectus can be obtained, without charge, by directing a request to Frank B. O'Neil, Senior Vice President, Corporation Communications, ProAssurance Corporation, 100 Brookwood Place, Birmingham, Alabama 35209, telephone (205) 877-4461.

Caution Regarding Forward Looking Statements
This report contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as "forward-looking statements" as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K/A for the year ended December 31, 2004 and Form 10Q for the most recent quarter. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events.

We urge you not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2006

                                           PROASSURANCE CORPORATION


                                           By:  /s/ Edward L. Rand, Jr.
                                               ------------------------
                                                  Edward L. Rand, Jr.